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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF JUPITER COMMUNICATIONS, INC.

                    SUBSIDIARY                               JURISDICTION OF INCORPORATION
                    ----------                               -----------------------------
Intelligence SE AB.................................      Sweden
New Media Holdings PTY Ltd. .......................      Australia